                                                                    EXHIBIT 10.9

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                        UNITED PAYORS & UNITED PROVIDERS

                                      AND

                THE METRAHEALTH EMPLOYEE BENEFITS COMPANY, INC.



                               DECEMBER 17, 1998

                               TABLE OF CONTENTS
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
ARTICLE I
PURCHASE AND SALE OF STOCK                                          1
--------------------------
    SECTION 1.01  Purchase and Sale of Stock......................  1
    SECTION 1.02  Consideration...................................  1
    SECTION 1.03  The Closing.....................................  1
    SECTION 1.04  Taking Necessary Action; Further Action.........  2

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER..........................  2
----------------------------------------
    SECTION 2.01  Organization of Seller..........................  2
    SECTION 2.02  Organization and Qualification of the
              Company; Subsidiaries...............................  2
    SECTION 2.03  Capitalization..................................  2
    SECTION 2.04  Authorization...................................  3
    SECTION 2.05  No Conflict; Required Filings and Consents......  3
    SECTION 2.06  Permits; Compliance.............................  4
    SECTION 2.07  Financial Statements; Financial Matters.........  4
    SECTION 2.08  Litigation......................................  4
    SECTION 2.09  Contracts; No Default...........................  5
    SECTION 2.10  Employee Benefit Plans..........................  5
    SECTION 2.11  Taxes...........................................  6
    SECTION 2.12  Intellectual Property Rights....................  7
    SECTION 2.13  Insurance.......................................  8
    SECTION 2.14  Title to Properties and Assets..................  8
    SECTION 2.15  Employees.......................................  8
    SECTION 2.16  Brokers.........................................  9
    SECTION 2.17  DISCLAIMER......................................  9

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER...........................  9
---------------------------------------
    SECTION 3.01  Organization and Qualification.................. 10
    SECTION 3.02  Corporate Authorization......................... 10
    SECTION 3.03  No Conflict; Required Filings and Consents...... 10
    SECTION 3.04  Investment Intent............................... 11
    SECTION 3.05  Financing....................................... 11
    SECTION 3.06  Brokers......................................... 11

ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS......................... 11
-----------------------------------------
    SECTION 4.01  Affirmative Covenants of Seller................. 11
    SECTION 4.02  Negative Covenants of the Company............... 11
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                                       i
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
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ARTICLE V
ADDITIONAL AGREEMENTS............................................. 12
---------------------
    SECTION 5.01  Appropriate Action; Consents; Filings........... 12
    SECTION 5.02  Update Disclosure; Breaches..................... 13
    SECTION 5.03  Public Announcements............................ 13
    SECTION 5.04  Access and Information.......................... 13
    SECTION 5.05  Continued Employment; Employment Agreements..... 14
    SECTION 5.06  Company Employee Benefit Plans.................. 15
    SECTION 5.07  Preparation of Tax Returns...................... 16
    SECTION 5.08  Section 338(h)(10) Election..................... 17
    SECTION 5.09  Net Cash Payment to Seller...................... 17
    SECTION 5.10  Transitional Matters............................ 18
    SECTION 5.11  Resignation of Directors........................ 19
    SECTION 5.12  Transfer of Trademarks.......................... 19
    SECTION 5.13  Shared Savings Program.......................... 19
    SECTION 5.14  Agreement Not to Compete........................ 20

ARTICLE VI
CLOSING CONDITIONS................................................ 20
------------------
    SECTION 6.01  Conditions to Obligations of Each Party under this Agreement.................................. 20
    SECTION 6.02  Additional Conditions to Obligations of Buyer... 20
    SECTION 6.03  Additional Conditions to Obligations of Seller.. 21

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER................................. 22
---------------------------------
    SECTION 7.01  Termination..................................... 22
    SECTION 7.02  Effect of Termination........................... 22
    SECTION 7.03  Expenses and Remedies........................... 23
    SECTION 7.04  Amendment....................................... 23
    SECTION 7.05  Waiver.......................................... 23

ARTICLE VIII
SURVIVAL; INDEMNIFICATION......................................... 24
-------------------------
    SECTION 8.01  Indemnification by Seller....................... 24
    SECTION 8.02  Indemnification by Buyer........................ 24
    SECTION 8.03  Third Party Claims.............................. 24
    SECTION 8.04  Survival of Representations and Warranties...... 25
    SECTION 8.05  Indemnification Limitations..................... 25
    SECTION 8.06  Exclusive Remedy................................ 25
    SECTION 8.07  Lost Profits and Special Damages................ 25

                                       ii
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ARTICLE IX
DEFINITIONS....................................................... 26
-----------
    SECTION 9.01  Defined Terms................................... 26

ARTICLE X
GENERAL PROVISIONS................................................ 29
------------------
    SECTION 10.01  Notices........................................ 29
    SECTION 10.02  Headings....................................... 30
    SECTION 10.03  Severability................................... 30
    SECTION 10.04  Entire Agreement............................... 30
    SECTION 10.05  Assignment..................................... 30
    SECTION 10.06  Parties in Interest............................ 31
    SECTION 10.07  Construction of Terms.......................... 31
    SECTION 10.08  No Strict Construction......................... 31
    SECTION 10.09  Governing Law.................................. 31
    SECTION 10.10  Counterparts................................... 31

          This STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of December 17, 1998, is made and entered into by and among United Payors & United Providers, a Delaware corporation (the "Buyer"), and The MetraHealth Employee Benefits Company, Inc., a Connecticut corporation (the "Seller"). Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in Article IX of this Agreement.

          WHEREAS, Seller owns 5,000 shares of the common stock of ProAmerica Managed Care, Inc., a Texas corporation (the "Company"), constituting all of the issued and outstanding capital stock of the Company; and

          WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the issued and outstanding capital stock of the Company (the "Stock Purchase"), all upon the terms and conditions set forth herein; and

          WHEREAS, Buyer and Seller desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Stock Purchase.

          NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                           PURCHASE AND SALE OF STOCK
                           --------------------------

          SECTION 1.01  Purchase and Sale of Stock.  Upon the terms and
          -----------------------------------------
provisions of this Agreement, Buyer agrees to purchase and accept delivery from Seller of, and Seller agrees to sell, assign, transfer and deliver to Buyer, at the Closing provided for in Section 1.03, the 5,000 outstanding shares of Common Stock of the Company, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind. The 5,000 shares of Common Stock of the Company to be sold by Seller to Buyer, constituting all of the outstanding shares of capital stock of the Company, are hereinafter referred to as the "Shares."

          SECTION 1.02  Consideration.  The aggregate purchase price payable
          ----------------------------
by Buyer for the Shares shall be $12,000,000 (the "Purchase Price") in cash, as adjusted pursuant to Section 5.09. On the Closing Date, Buyer will pay the Purchase Price by wire transfer of immediately available funds to such account or accounts as Seller shall have designated in writing at least two days prior to the Closing Date.

          SECTION 1.03  The Closing.  The closing of the purchase and sale of
          --------------------------
the Shares contemplated by this Agreement (the "Closing") will take place on December 18, 1998 (the "Closing Date"). Such purchase by Buyer and sale by Seller shall be effective as of November 1,

1998. The parties shall deliver to each other the documents required to be delivered pursuant to Article VI at the Closing. Subject to the provisions of
Article VII, failure to consummate the Stock Purchase on the date and time and at the place determined pursuant to this Section 1.03 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          SECTION 1.04  Taking Necessary Action; Further Action.  Buyer and
          ------------------------------------------------------
Seller, respectively, shall each use its reasonable efforts to take all such action as promptly as possible as may be necessary or appropriate to effectuate the Stock Purchase. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, Seller shall execute and deliver or cause to be executed and delivered such instruments and other documents and to take or cause to be taken all such further lawful and necessary action as Buyer may reasonably request.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Except as set forth in the Disclosure Schedule attached to and made a part of this Agreement (the "Seller Disclosure Schedule"), which identifies exceptions by specific Section references, Seller hereby makes the following representations and warranties to Buyer.

          SECTION 2.01  Organization of Seller.  Seller is a corporation duly
          -------------------------------------
incorporated, validly existing and in good standing under the Laws of the State of Connecticut.

          SECTION 2.02  Organization and Qualification of the Company;
          -------------------------------------------------------------
Subsidiaries. The Company is a corporation duly incorporated, validly existing
------------
and in good standing under the Laws of the State of Texas. The Company has the corporate power and authority necessary to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership or use of property requires it to be so qualified, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company does not own or control, directly or indirectly, any Subsidiary.

          SECTION 2.03  Capitalization.
          -----------------------------

          (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000 shares, all of which are designated Common Stock, $1.00 par value. As of the date of this Agreement, 5,000 shares of Common Stock are issued and outstanding.

          (b) No shares of Company capital stock are held in treasury or are reserved for any purpose. All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments to which the Company is a party of any character relating to the issuance of capital stock of, or other equity interests in, the Company or obligating the Company to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Company.

          (c) Seller owns, beneficially and of record, 100% of the Shares free and clear of any claims, liens, equities, encumbrances or other restrictions.

          SECTION 2.04  Authorization.  The execution, delivery and performance
          ----------------------------
of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

          SECTION 2.05  No Conflict; Required Filings and Consents.
           ---------------------------------------------------------

          (a) The execution, delivery and performance of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby will not: (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company; (ii) subject to obtaining the approvals referred to in
Section 2.05(b) below, conflict with or violate any Laws applicable to the Company or by which any of its properties is bound or affected, or give any Governmental Entity or other Person the right to challenge the Stock Purchase or any of the transactions contemplated hereunder; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected, except where the breach, default, termination, amendment, acceleration, cancellation, lien, or encumbrance would not have a Company Material Adverse Effect, or affect the ability of Seller to consummate the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other third party, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Company

Material Adverse Effect or affect the ability of Seller to consummate the transactions contemplated by this Agreement.

          SECTION 2.06  Permits; Compliance.  The Company is in possession of
          ----------------------------------
all authorizations, licenses, permits, exemptions, consents, certificates, approvals and orders necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to obtain or possess any such Company Permit would not, individually or in the aggregate, have a Company Material Adverse Effect.

          SECTION 2.07  Financial Statements; Financial Matters.
           ------------------------------------------------------

          (a) The Seller has furnished Buyer with a copy of (i) the unaudited balance sheet of the Company as of September 30, 1998 and the related unaudited statements of income and cash flows for the nine-month period then ended (together with any notes thereto, the "Interim Financials"), (ii) the unaudited balance sheet of the Company as of November 30, 1998 (the "November Balance Sheet") and (iii) the unaudited balance sheets of the Company as of December 31, 1997 and 1996 and the related unaudited statements of operations, shareholders' equity and cash flows for the years then ended together with any notes thereto (collectively, the "Annual Financials"). The Interim Financials, the November Balance Sheet and the Annual Financials (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except to the extent required by changes in GAAP and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods indicated, except for year-end type adjustments and year-end accruals not made in the Interim Financials (the effect of which will not, individually or in the aggregate, be materially adverse).

          (b) As of September 30, 1998 and November 30, 1998, to the knowledge of the Company and the Seller, the Company had no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company, prepared in accordance with GAAP, except as and to the extent set forth in the Interim Financials.

          (c) Since September 30, 1998 and through the date of Closing: (i) the Company has conducted its business in the ordinary course, (ii) there has not been any material adverse change in the financial condition or results of operations of the Company, and (iii) since June 30, 1998, to the knowledge of the Company and the Seller, the Company has not engaged in any practice, taken any action or entered into any transaction outside the ordinary course of its business.

          SECTION 2.08  Litigation.  There are no claims, actions, suits,
          -------------------------
orders, investigations, proceedings or arbitrations, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of Seller, threatened against the Company, before any court, administrative or regulatory body, or any Governmental Entity. There is no action pending or, to the knowledge of Seller, threatened against the Company or Seller seeking to enjoin or restrain the transactions contemplated by this Agreement.

          SECTION 2.09  Contracts; No Default.
           ------------------------------------

          (a) Section 2.09(a) of the Seller Disclosure Schedule sets forth as of the date of this Agreement a list of each Contract:

               (i) to which the Company is a party concerning a partnership or joint venture with another Person;

               (ii) to which the Company or any of its affiliates (other than individuals) is a party limiting the right of the Company prior to the Closing, or Buyer or any Subsidiaries or affiliates (other than individuals) at or after the Closing, to engage in, or to compete with any person in, any business, including each Contract containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company or affiliates (other than individuals) prior to the Closing, or by Buyer or any Subsidiaries or affiliates (other than individuals) after the Closing; or

               (iii) to which the Company is a party and which affects 5% or more of the Company's total annual revenues.

Correct and complete copies of all written Contracts required to be disclosed on
Section 2.09(a) of the Seller Disclosure Schedule have been made available to Buyer.

          (b) Each Contract listed on Section 2.09(a) of the Seller Disclosure
Schedule is in full force and effect, each is a legal, valid and binding contract and neither the Company nor the Seller has received notice of any default or termination, and neither the Company nor Seller has received notice or has knowledge of any event which, with the giving of notice or lapse of time or both, would be a material default by the Company in the timely performance of any obligation to be performed or paid under any such Contract.

          SECTION 2.10  Employee Benefit Plans.
           -------------------------------------

          (a) The term "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is sponsored, maintained or contributed to by United HealthCare Corporation and/or its ERISA Affiliates for the benefit of present or former employees of United HealthCare Corporation and/or its ERISA Affiliates dedicated to the Company, including those intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, option, stock appreciation right, phantom stock or stock purchase benefits, or (iv) salary continuation, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). For purposes of this Agreement, ERISA Affiliates means any trade or business (whether or not incorporated) that is a part of the same controlled group, under common control with, or part of an affiliated service group that includes the Company, within the meaning of Code Section 414(b), (c), (m) or (o) .

          (b) Section 2.10 of the Seller Disclosure Schedule sets forth each Plan by name.

          (c) To the knowledge of the Company, Seller and/or its ERISA Affiliates, each Plan substantially complies in form, and has been operated in substantial compliance with ERISA, the Code, any other applicable law (including all reporting and disclosure requirements thereunder) and the terms of the Plan. With respect to each Plan that is intended to be qualified under Section 401(a) of the Code, each such Plan has received a favorable determination letter from the Internal Revenue Service as to its qualification under Code Section 401(a) and the related trust(s) have been determined to be exempt from tax pursuant to Code Section 501(a).

          (d) All contributions, premiums, fees or charges due and owing to or in respect of any Plan have been paid in full or accrued prior to the Closing, in accordance with the terms of such Plans and applicable law.

          SECTION 2.11  Taxes.
           --------------------

          (a) All Returns in respect of Taxes required to be filed with respect to the Company (including any consolidated federal income tax returns of the Company and any state tax returns that include the Company on a consolidated, combined or unitary basis) are true, correct, and complete in all material respects, have been timely filed (including extensions), and no extension of time within which to file any such Return has been requested, which Return has not since been filed;

          (b) All Taxes shown on such Returns or otherwise known by the Company to be due or payable have been timely paid and all payments of estimated Taxes required to be made with respect to the Company under Section 6655 of the Code or any comparable provision of state, local or foreign law have been made on the basis of the Company's good faith estimate of the required installments;

          (c) All Taxes of the Company which will be due and payable, whether now or hereafter, for any period ending on, ending on and including, or ending prior to the Closing Date, shall have been paid by or on behalf of the Company or shall be reflected on the Company's books as an accrued Tax liability, either current or deferred;

          (d) No adjustment relating to any of such Returns has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof;

          (e) There are no outstanding subpoenas or requests for information with respect to any Returns of the Company or the Taxes reflected on such Returns;

          (f) The Company has not, in any taxable period for which the statute of limitations on assessment remains open, acquired, either directly or indirectly, any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired, either directly or indirectly by the Company. No corporation that was included in the filing of a Return with the Company on a consolidated, combined, or unitary basis has left the Company's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

          (g) There are no Tax liens on any assets of the Company other than liens for Taxes not yet due or payable;

          (h) All Taxes required to be withheld, collected or deposited by the Company during any taxable period for which the statute of limitations on an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority;

          (i) No property of the Company is property that is or will be required to be treated as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986); or is "tax-exempt use property" within the meaning of Section 168 of the Code; and

          (j) No consent under Section 341(f) of the Code has been filed with respect to the Company;

          SECTION 2.12  Intellectual Property Rights.  Section 2.12 of the
          -------------------------------------------
Seller Disclosure Schedule describes all registered or common law trademarks, service marks, trade names, corporate names and copyrights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the business of the Company which are, individually or in the aggregate with such other intellectual property rights, material to the business of the Company taken as a whole. The Company owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth under Section 2.12 of the Seller Disclosure Schedule. The Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties.

          SECTION 2.13  Insurance. Seller will deliver to Buyer a true and
          ------------------------
accurate schedule of all insurance policies carried by the Company that are in effect. Such insurance policies are and will remain in force and effect through the Closing Date of this Agreement.

           SECTION 2.14  Title to Properties and Assets.
           ---------------------------------------------

          (a) The Company does not own any real property. The real property used by the Company devised by leases is described under the caption referencing this Section 2.14 in the Seller Disclosure Schedule and constitutes all of the real property used or occupied by the Company (the "Real Property"). Seller has made available to Buyer complete and accurate copies of each of the leases described in the Seller Disclosure Schedule. The leases described in Section
2.14 of the Seller Disclosure Schedule are in full force and effect.

          (b) All of the equipment and other fixed assets reasonably necessary for the conduct of the Company's business, taken as a whole, are in adequate operating condition and repair, ordinary wear and tear excepted, are usable in the ordinary course of business, and there are no significant defects in such assets or other conditions relating thereto which materially adversely affect the operation or value of such assets. The Company owns, or leases or licenses under valid leases or license agreements, all equipment and other fixed assets, computer systems, computer software and other intellectual property reasonably necessary for the conduct of its business.

          (c) The Company is not in violation in any material respect of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property.

          (d) All of the Real Property used by the Company has been maintained in compliance with all federal, state and local environmental protection, occupational, health and safety or similar Laws, ordinances, restrictions, licenses and regulations, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation &
                                          ------
Recovery Act (42 U.S.C. (S) 6901 et seq.), Safe Drinking Water Act (42 U.S.C.
                                 ------
(S) 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. (S) 261 et seq.),
            ------                                                    ------
Clean Air Act (42 U.S.C. (S) 7401 et seq.), Comprehensive Environmental Response
                                  ------
of Compensation and Liability Act (42 U.S.C. (S) 6901 et seq.) ("CERCLA"), and
                                                      ------
similar state laws, ordinances, restrictions, licenses and regulations.

           SECTION 2.15  Employees.
           ------------------------

          (a) Seller has provided Buyer with a complete listing of all employees of United HealthCare Corporation and/or its affiliates dedicated to the Company, as well as independent contractors and leased employees (the "Dedicated Employees"), including their respective name, job title or function. Seller has delivered to Buyer a complete listing of the current salary or wage, incentive pay and bonuses, accrued vacation, and the current status (as to leave or disability pay status, leave eligibility status, full time or part time, exempt or nonexempt, temporary or permanent status) of such Dedicated Employees. Seller has delivered to Buyer a copy of the employee handbook applicable to such Dedicated Employees.

          (b) (i) the Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, worker's compensation, unemployment compensation, collective bargaining and the payment of social security and other taxes; (ii) the Company has no labor relations problem or employment-related complaints or charges threatened or pending against the Company with the Equal Employment Opportunity Commission, Department of Labor, or any other comparable state or local agency, and to the knowledge of Seller the Company's labor relations are satisfactory; (iii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to Dedicated Employees; there are no strikes, concerted slowdowns, concerted work stoppages, lockouts, and Seller has no knowledge of any threats thereof, by or with respect to Dedicated Employees; (iv) there are no workers' compensation claims pending against the Company nor does Seller have knowledge of any facts that would give rise to such a claim or claims that, individually or in the aggregate, would have a Company Material Adverse Effect; and (v) the Company is not a party to any written or oral employment contract or other contract for services or severance agreement with any employee.

          SECTION 2.16  Brokers.  Other than Dain Rauscher Wessels, whose fee
          ----------------------
will be borne by United HealthCare Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or Seller .

          SECTION 2.17  DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
          -------------------------
ARTICLE II, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE COMPANY, ITS BUSINESSES OR FINANCIAL CONDITIONS OR ANY OF ITS ASSETS, LIABILITIES OR OPERATIONS, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Except as set forth in the Disclosure Schedule attached to and made a part of this Agreement (the "Buyer Disclosure Schedule"), which identifies exceptions by specific Section references, Buyer hereby makes the following representations and warranties to Seller.

          SECTION 3.01  Organization and Qualification.  Buyer is a corporation
          ---------------------------------------------
duly incorporated, validly existing and in good standing under the Laws of Delaware. Buyer has the corporate power and authority necessary to own and operate its properties and assets and to carry on its business as now conducted, except where the failure to possess any such authority, authorization, licenses, permits or certifications would not have a Buyer Material Adverse Effect. Buyer is duly qualified to do business as a foreign corporation in every jurisdiction in which the nature of their business or its ownership or use of property requires it to be so qualified, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

          SECTION 3.02  Corporate Authorization.  The execution, delivery and
          --------------------------------------
performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

           SECTION 3.03  No Conflict; Required Filings and Consents.
           ---------------------------------------------------------

          (a) The execution, delivery and performance of this Agreement by Buyer do not, and the consummation by Buyer of the transactions contemplated hereby will not: (i) conflict with or violate the Articles of Incorporation or Bylaws of Buyer; (ii) subject to obtaining the approvals referred to in Section 3.05(b) below, conflict with or violate any Laws applicable to Buyer or by which any of its properties are bound or affected, or give any Governmental Entity or other Person the right to challenge the Stock Purchase or any of the transactions contemplated hereunder; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties are bound or affected.

          (b) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other third party, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Buyer Material Adverse Effect or affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

          SECTION 3.04  Investment Intent.  Buyer is purchasing the Shares for
          --------------------------------
its own account with the present intention of holding the Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Shares in violation of any applicable securities law. Buyer will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act or applicable state securities or blue sky laws.

          SECTION 3.05  Financing.  Buyer has sufficient funds available to
          ------------------------
satisfy, among other things, the obligation to pay (a) the Purchase Price and
(b) all expenses incurred by Buyer in connection with the transactions contemplated hereby.

          SECTION 3.06  Brokers.  No broker, finder or investment banker is
          ----------------------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

          SECTION 4.01  Affirmative Covenants of Seller.  Seller hereby
          ----------------------------------------------
covenants and agrees that, from the date of this Agreement until the Closing, unless otherwise expressly contemplated by this Agreement or consented to in writing by Buyer, Seller will cause the Company to:

          (a) operate its business in the ordinary course and consistent with past practice and in accordance, in all material respects, with all applicable Laws; and

          (b) use reasonable efforts to preserve intact its current business organization, assets and relationships with third parties, maintain its rights and franchises, keep available the services of its present officers and key employees and maintain the relationships and good will with its present customers and suppliers.

          SECTION 4.02  Negative Covenants of the Company.  Except as expressly
          ------------------------------------------------
contemplated by this Agreement, as set forth in Section 4.02 of the Seller Disclosure Schedule or otherwise consented to in writing by Buyer, which consent shall not be unreasonably withheld, from the date of this Agreement until the Closing, Seller shall cause the Company not to do any of the following:

          (a) declare, set aside or pay any dividend on, or make any other distribution payable in cash, property or otherwise with respect to, outstanding shares of capital stock, other than pursuant to Section 5.09 of this Agreement;

          (b) (i) redeem, purchase or otherwise acquire any shares of its capital stock; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (c) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares;

          (d) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (e) incorporate or organize any Subsidiary or sell, lease, exchange, license, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, license, mortgage, pledge, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business;

          (f) adopt any amendments to its Articles of Incorporation or Bylaws;

          (g) modify, amend, or terminate any Contract, agreement or license listed on Section 2.09 of the Seller Disclosure Schedule to which the Company is a party or by which it is bound, or waive, release, or assign any material rights or claims;

          (h) make any capital expenditures or commitments therefor, or incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument; or

          (i) authorize any of, or commit or agree to take any of, the foregoing actions.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 5.01  Appropriate Action; Consents; Filings.  Subject to
          ----------------------------------------------------
the terms and conditions of this Agreement, each party hereto shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (b) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Buyer, Seller or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, and (c) give any notices to third parties, and use all reasonable efforts to obtain any third party consents (i) disclosed in the Seller Disclosure Schedule or (ii) which are otherwise identified by Buyer or required to prevent a Company Material Adverse Effect from occurring prior to or after the Closing. Seller and Buyer shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          SECTION 5.02  Update Disclosure; Breaches.  From and after the date
          ------------------------------------------
of this Agreement until the Closing, each party shall promptly notify the other party hereto by written update to its Disclosure Schedule of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied, or (b) the failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 5.02 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available to the party receiving such notice.

          SECTION 5.03  Public Announcements.  Buyer and Seller shall consult
          -----------------------------------
in good faith with each other and will mutually agree upon any press release or public statement pertaining to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by Law or the requirements of the Securities and Exchange Commission, NYSE, or the Nasdaq National Market, in which case the party proposing to issue such press release or make such public statement shall use reasonable efforts to consult in good faith with the other parties before issuing any such press release or making any such public statement.

           SECTION 5.04  Access and Information.
           -------------------------------------

          (a) Seller shall cause the Company to afford to Buyer and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access, during normal business hours and upon reasonable notice, to all information concerning the business, properties, contracts, Plans and personnel of the Company as Buyer may reasonably request.

          (b) Buyer shall afford to Seller, the Company and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access, during normal business hours and upon reasonable notice, to all information reasonably related to Buyer's business, properties and contracts as Seller may reasonably request and which is reasonably necessary in connection with the transactions contemplated by this Agreement.

          (c) Each party will, and will use reasonable efforts to cause its officers, employees, accountants, consultants, legal counsel and other representatives to, not disclose to any person any information regarding the other parties (including information regarding the business, properties, contracts or personnel of such other parties) or any of the terms or conditions of this Agreement or the other agreements and transactions contemplated hereby; provided, however, that (i) any of such information may be disclosed to a party's officers, employees, accountants, consultants, legal counsel or other representatives who need to know such information in connection with this Agreement and the transactions contemplated hereby and (ii) any disclosure of such information may be made to which the other parties consent in writing. Notwithstanding the foregoing, this Section 5.04(c) shall not apply to information which (A) is already in a party's possession (provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to another party), (B) becomes generally available to the public other than as a result of disclosure by a party or its officers, employees, accountants, consultants, legal counsel or other representatives, (C) becomes available to a party on a nonconfidential basis from a source other than another party or its officers, employees, accountants, consultants, legal counsel or other representatives (provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to another party) or (D) such party is required to disclose by law or court order.

           SECTION 5.05  Continued Employment; Employment Agreements.
           ----------------------------------------------------------

          (a) Buyer will offer employment to all of the Dedicated Employees as of the Closing Date as set forth in Section 2.14 of the Seller Disclosure Schedule (as updated at Closing), with the understanding that such employment shall be at-will for all employees other than those who enter employment agreements with the Buyer. Seller shall cause the transfer of all personnel files related to the Dedicated Employees who have accepted employment with Buyer at Closing (the "Transitioning Employees"), including all original documents. Personnel files means any documents maintained by United HealthCare Corporation or its affiliates regarding Transitioning Employees, including but not limited to, such employees' I-9 forms. Seller will have the right to make copies of such files before making such transfer.

          (b) Buyer shall assume responsibility for the vacation time and sick leave benefits accrued and due to Transitioning Employees at the time of Closing. Transitioning employees will receive full credit for accrued vacation and sick leave but must use vacation and sick leave as determined by Buyer.

          (c) If a Transitioning Employee is terminated by Buyer prior to March 31, 1999, Buyer shall provide such Transitioning Employees with severance benefits that are at least as generous as those United HealthCare Corporation or its appropriate affiliate would have provided to such Transitioning Employees had there been no break in employment as of the Closing Date.

             SECTION 5.06  Company Employee Benefit Plans.
             ---------------------------------------------

          (a) No portion of the assets of any Plan (and no amount attributable to any such Plan) shall be transferred to the Buyer, and Buyer shall not be required to sponsor or contribute to any such Plan after the Closing Date.

          (b) With respect to the United HealthCare Corporation 401(k) Savings Plan (the "UHC 401(k) Plan"), if this transaction is determined by United HealthCare Corporation to be a transaction pursuant to which distributions can be made to the Transitioning Employees under Code Section 401(k)(10)(A)(iii) (a "Section 401(k)(10)(A)(iii) Transaction"), Seller shall cause United HealthCare Corporation to permit lump sum distributions of vested benefits to such Transitioning Employees.

          (c) If the transaction is determined not to be a Section 401(k)(10)(A)(iii) Transaction, Seller shall cause United HealthCare Corporation to transfer to a tax qualified plan maintained under Code Section 401(k) by the Buyer and/or one of its ERISA Affiliates ("Buyer's 401(k) Plan"), and Buyer and/or its ERISA Affiliates shall accept such transfer, of the account balances of the Transitioning Employees, such transfer to occur as soon as is administratively feasible following the Closing Date. Buyer and/or its ERISA Affiliates shall amend Buyer's 401(k) Plan to comply with the distribution rules of Code Section 401(k) and the optional forms of benefit requirements of Code
Section 411(d)(6)(B)(ii), and shall certify that such Plan is qualified under Code Section 401(a).

          (d) The Seller shall cause United HealthCare Corporation to, effective as of the Closing Date, fully vest in the UHC 401(k) Plan the accounts of the Transitioning Employees and the Terminating Employees.

          (e) Buyer shall cause such Transitioning Employees to be covered, effective on their first day of employment with Buyer, by all of the employee benefit plans, programs or arrangements currently available to the Buyer's current employees.

          (f) Buyer shall cause to be recognized for the Transitioning Employees, the years of service completed by the Transitioning Employees for UHS, the Company and their affiliates, for purposes of determining service for eligibility, vesting and benefit accrual under any employee benefit plan, program or arrangement maintained by Buyer on or after the Closing Date (including any severance plan and 401(k) plan), subject to the following:

               (I) Transitioning Employees with one or more years of service at the Company will be immediately eligible for enrollment in the Buyer's 401(k) Plan;

               (II) Transitioning Employees with at least one year of service who have been in the UHC 401(k) Plan for one year (but less than two years) will be credited with one year of vesting in Buyer's 401(k) Plan;

               (III) Transitioning Employees with two or more years of service who have been enrolled in the UHC 401(k) Plan for two years or more will be credited with two years of vesting in the Buyer's 401(k) Plan.

          (g) Any Transitioning Employees currently in the UHC Educational Assistance Program may complete the course(s) they are currently enrolled in, and United HealthCare Corporation or an appropriate affiliate will reimburse such employees under the terms of such program, provided such reimbursement requests are received by United HealthCare Corporation or such appropriate affiliate by December 31, 1998.

           SECTION 5.07  Preparation of Tax Returns.
           -----------------------------------------

          (a) Seller shall file or cause the Company to file at its own expense, on or prior to the due date thereof, all Tax returns required to be filed for all Tax Periods ending on or before the Closing Date.

          (b) Buyer will file (or cause to be filed) all Tax returns of the Company for all Tax Periods ending after the Closing Date.

          (c) Promptly after receipt by Buyer or an appropriate affiliate of a written notice of any demand claim or circumstance which, after the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action proceeding or investigation with respect to which indemnity may be sought hereunder with respect of any matter concerning Taxes, but not including receipt of a request for information ("Asserted Tax Liability"), Buyer shall give written notice thereof to Seller (the "Tax Claim Notice").

          (i) A Tax Claim Notice shall contain factual information (to the extent reasonable and available to Buyer) generally describing the Asserted Tax Liability in question and shall include copies of any notice or other document received from any taxing authority in respect of such Asserted Tax Liability. Failure by Buyer to give Seller prompt notice of an Asserted Tax Liability shall not reduce or otherwise affect Buyer's right to seek indemnification hereunder; provided, however, that if such failure to give prompt notice results in a material detriment to Seller, then any amount which Buyer may otherwise be entitled to as indemnification hereunder with respect to such Asserted Tax Liability shall be reduced by the amount which is solely and directly attributable to such failure to give prompt notice.

          (ii) Seller may elect to direct through counsel of its own choosing and at its own expense, a compromise or contest, either administratively or in the courts, of any Asserted Tax Liability; provided, however, that the foregoing shall apply only if Seller has, notwithstanding any other provision hereof to the contrary, acknowledged in writing an obligation to indemnify Buyer with respect to such an Asserted Tax Liability and provided further that Buyer, in its sole and absolute discretion, may notify Seller at any time that any such compromise or contest must be immediately terminated in which case the foregoing obligation to make indemnity payments hereunder with respect to such Asserted Tax Liability shall thereupon terminate.

          (iii) If, in accordance with the foregoing Seller elects to direct the compromise or contest of any Asserted Tax Liability, it shall, within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner if the nature of the Asserted Tax Liability so requires) notify Buyer of its intent to do so, and Buyer shall cooperate, at Seller's sole expense, in the compromise or contest of such Asserted Tax Liability.

          (iv) Seller may enter into a settlement agreement with respect to or otherwise resolve any Asserted Tax Liability.

          SECTION 5.08  Section 338(h)(10) Election.  Buyer and Seller agree to
          ------------------------------------------
make or cause to be made a timely, effective and irrevocable election at Buyer's request under Section 338(h)(10) of the Code, in form and substance satisfactory to Buyer, with respect to the Company and to file such election in the manner required by applicable rules and regulations promulgated under the Code ("Treasury Regulations"). Seller and Buyer, jointly, will make such other similar elections as may be necessary for state income tax purposes, and for purposes of this Agreement, the term "election" shall be deemed to include any such state income tax elections. Prior to the Closing Date, Buyer and Seller shall agree on a list of assets to which the "Aggregate Deemed Sale Price" (as defined under applicable Treasury Regulations) of the assets of the Company shall be allocated. Such allocation shall be determined by Buyer, after taking into account the applicable Treasury Regulations and the fair market value of such assets. Buyer shall prepare for filing all of the tax returns, information returns and statements ("Reports") that may be required pursuant to Section 338(h)(10) of the Code. Seller shall provide information that may be required by Buyer for the purpose of preparing such Reports, shall execute and file such Reports as reasonably requested by Buyer and shall file all other returns and tax information on a basis that is consistent with such Reports.

          SECTION 5.09  Net Cash Payment to Seller.  Immediately prior to the
          -----------------------------------------
Closing, Seller will cause the Company to pay Seller an aggregate amount equal to Seller's good faith estimate of the cash and cash equivalents of the Company immediately prior to Closing. To the extent any intercompany payable of the Company exists at Closing, such intercompany payable shall be cancelled. In the event that the net assets of the Company at the Closing (exclusive of any property, plant or equipment contributed to the Company from United HealthCare Corporation or its affiliates since August 31, 1998), after giving effect to the net cash payment described in the preceding sentence, exceeds $800,000, the Purchase Price shall be increased by the aggregate amount of such difference.

           SECTION 5.10  Transitional Matters.
           -----------------------------------

          (a) Seller agrees to provide or arrange for the Company continuing access, consistent with the current business practices of the Company, to Participating Providers under contract from time to time with United HealthCare Corporation or its affiliates in Alabama, Florida, Kansas, Mississippi, Missouri and Tennessee under terms and conditions mutually agreed upon by the parties as set forth in one or more Affiliate Agreements substantially in the form attached hereto as Exhibit 5.10, for a period not to exceed 24 months from the Closing Date (the "Transition Period") unless subsequently extended by the parties through good faith negotiations prior to the termination of such Transition Period. Upon a Change of Control of the Company or Buyer during such Transition Period (as extended, if applicable), Seller shall have the option to continue, cancel or renegotiate the terms of the Affiliate Agreements. For purposes of this Section 5.10, the term "Participating Providers" shall have the meaning given to it in the form of Affiliate Agreement.

          (b) Buyer acknowledges that the Affiliate Agreements do not create a partnership, joint venture or any agency relationship between Buyer, the Company and United HealthCare Corporation or its affiliates, and during the Transition Period or thereafter, neither Buyer nor the Company shall represent to any Person that Buyer or the Company is affiliated with United HealthCare Corporation, except to the extent expressly provided for in the Affiliate Agreements.

          (c) During the Transition Period, Buyer agrees to conduct any business involving the United HealthCare Corporation contracted Participating Providers in a manner consistent with the terms of the underlying provider contracts, including but not limited to provisions regarding the promotion of the Participating Providers to plan members, management of the provider relationships, and nondisclosure of confidential information.

          (d) Buyer acknowledges that the Company will not maintain continued access to the United HealthCare Corporation National Ancillary Agreements listed on Section 5.10(d) of the Seller Disclosure Schedule effective as of the Closing Date.

          (e) The parties acknowledge that the relationship established between United HealthCare Corporation and the Company pursuant to the Memorandum of Understanding, dated November 26, 1997, regarding the Healthmarc Utilization Management Program, as revised July 22, 1998, will be terminated by either party at the earliest opportunity in the ordinary course of business.

          (f) The parties acknowledge that the transitional matters detailed in this Section 5.10 do not specifically include all of the transitional matters that the parties will encounter in connection with de-coupling the operations of the Company from United HealthCare Corporation and its affiliates after the Closing. The parties agree to cooperate and negotiate in good faith, and as soon as practicable, the terms and conditions of a transition agreement sufficient to permit the Company continued access to certain services, facilities and support, for a limited period of time, that it currently receives from United HealthCare Corporation or its affiliates, as well as provide for the continued provision of certain support services by the Company (the "Transition Agreement"). The Transition Agreement shall provide for the process of de-coupling the Company from all of the facilities, services and support systems currently provided to the Company by United HealthCare Corporation or its affiliates, such as real estate facilities, systems support and telecommunication services, etc., with a view towards the orderly transition/transfer/conversion of the matter to the Company and/or Buyer as soon as practicable, but with the least disturbance and disruption to the operations and business of the Company and United HealthCare Corporation or its affiliates. Such negotiations shall include the reimbursement to United HealthCare Corporation or its affiliates of any costs and expenses incurred in connection with the continuation of any service, or assisting in the transition. All services, support, systems, access, and use provided by United HealthCare Corporation or its affiliates under the Transition Agreement shall be provided (and shall be billed to the Company) at the current rates in a manner consistent with the method of such performance and billing while the Company was an affiliate of United HealthCare Corporation.

          SECTION 5.11  Resignation of Directors.  Prior to or at the
          ---------------------------------------
Closing, Seller will cause each of the directors of the Company to resign as a director of the Company effective at the Closing.

          SECTION 5.12  Transfer of Trademarks.  At the Closing, Seller or an
          ------------------------------------
affiliate shall assign to the Company all right, title and interest to the trademarks listed on Section 2.11 of the Seller Disclosure Schedule, pursuant to the terms set forth in the form of assignment attached hereto as Exhibit 5.12.

          SECTION 5.13  Shared Savings Program.  Seller, directly or through
          -------------------------------------
an appropriate affiliate, agrees in good faith to continue the current Shared Savings Program ("SSP") business utilizing the services and products of the Company, subject to the fee arrangement established by Seller and Company. This fee arrangement consists of a fee equaling XX% of savings for claims accessing a Company discount through any of the Company's direct contracts or any of the Company's leased affiliate contracts, except for the Multiplan, Inc. network. For claims accessing a discount through the Company's agreement with Multiplan, the fee will be calculated as the prevailing Multiplan rate to the Company plus X percentage points. If the rate between Multiplan and the Company is renegotiated, Seller's rate with the Company would automatically be adjusted to reflect that change. Seller would participate on a prorata share in any retroactive rate credits given by Multiplan to the Company.

          SECTION 5.14  Agreement Not to Compete.  Seller agrees that for the
          ---------------------------------------
two year period following the Closing, Seller shall not, directly or indirectly through an affiliate, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, compete with the Company by soliciting the Company's major Payor customers listed on Exhibit 5.14 attached hereto existing as of the date of this Agreement and offering to convert the Company's business with such customers as of the date of this Agreement to an identical product of Seller or an affiliate. For purposes of this Section 5.14, "Payor" shall have the meaning provided in the form of Affiliate Agreement.

                                   ARTICLE VI
                               CLOSING CONDITIONS
                               ------------------

          SECTION 6.01  Conditions to Obligations of Each Party under this
          -----------------------------------------------------------------
Agreement. The consummation of the Stock Purchase and the other transactions
---------
contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law, upon the mutual consent of Buyer and Seller.

          (a) Governmental Entity Approvals.  All authorizations, consents,
              -----------------------------
waivers, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained.

          (b) No Action or Proceeding.  There shall not have been instituted and
              -----------------------
there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been specifically threatened in a written communication from a representative of a Governmental Entity with authority to institute such an action or proceeding, before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body: (i) imposing or seeking to impose material limitations on the ability of Buyer to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing or seeking to impose other material sanctions, damages, or liabilities arising out of the Stock Purchase on Buyer or the Company, or any of their officers or directors; or (iii) restraining, enjoining, or prohibiting or seeking to restrain, enjoin, or prohibit the consummation of the Stock Purchase; provided that, prior to invoking this condition, the party seeking to invoke it shall have used its reasonable efforts to have any such action or proceeding dismissed or such order or decree vacated.

          SECTION 6.02  Additional Conditions to Obligations of Buyer.  The
          ------------------------------------------------------------
obligation of Buyer to consummate the transactions contemplated hereby is also subject to the satisfaction (or waiver by Buyer) of each of the following conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing, except to the extent that any such breach or breaches of such representations as of the Closing, in the aggregate and without regard to any materiality qualification in individual representations, do not have a Company Material Adverse Effect. Buyer shall have received a certificate of the Chief Executive Officer or any Vice President of Seller to that effect.

          (b) Agreements and Covenants.  Seller shall have performed or complied
              ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing. Buyer shall have received a certificate of the Chief Executive Officer or any Vice President of Seller to that effect.

          (c) Consents. The consents, approvals and authorizations described in
              --------
Section 2.05 of Seller Disclosure Schedule shall have been obtained in form and in substance reasonably satisfactory to Buyer, except for such consents, approvals and authorizations with respect to which the failure to obtain would not have a Company Material Adverse Effect.

          (d) Stock Certificates.  Buyer shall have received the stock
              ------------------
certificates for the Shares, free and clear of all liens, claims, charges, restrictions, equities, or encumbrances of any kind, which certificates shall be duly endorsed to Buyer or accompanied by duly executed stock powers in form satisfactory to Buyer.

          (e) Minute Books/Corporate Seal.  Buyer shall have received the
              ---------------------------
articles of incorporation, bylaws, corporate minute books, stock books and corporate seal, if any, of the Company.

          SECTION 6.03  Additional Conditions to Obligations of Seller.
          -------------------------------------------------------------
Seller's obligation to consummate the Stock Purchase is also subject to the satisfaction (or waiver by Seller) of each of the following conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing, except to the extent that any such breach or breach of such representations as of the Closing, in the aggregate and without regard to any materiality qualification in individual representations, do not have a Buyer Material Adverse Effect. Seller shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Buyer to that effect.

          (b) Agreements and Covenants.  Buyer shall have performed or complied
              ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing. Seller shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Buyer to that effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 7.01  Termination.  This Agreement may be terminated and the
          --------------------------
Stock Purchase may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of Buyer and Seller;

          (b) (i) by Buyer, if there has been a breach by Seller of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Seller are or shall have become untrue, in any such case such that Section 6.02(a) or Section 6.02(b) will not be satisfied, and, if capable of being cured, such breach or condition has not been cured within 30 days following receipt by the Company of written notice of such breach;

               (ii) by Seller, if there has been a breach by Buyer of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Buyer shall have become untrue, in any such case such that Section 6.03(a) or Section 6.03(b) will not be satisfied, and, if capable of being cured, such breach or condition has not been cured within 30 days following receipt by Buyer of written notice of such breach;

          (c) by either Buyer or Seller, if there shall be any law that makes consummation of the Stock Purchase illegal or otherwise prohibited or if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the transactions contemplated by this Agreement shall have become final and nonappealable; or

          (d) by either Buyer or Seller, if the transactions contemplated by this Agreement shall not have been consummated on or before December 18, 1998 (provided, however, that the right to terminate this Agreement under this Section 7.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date).

          SECTION 7.02  Effect of Termination.  Except as provided in
          ------------------------------------
Section 7.01, in the event of termination of this Agreement pursuant to Section
7.01 this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer or Seller or any of their respective officers or directors and all rights and obligations of any party under this Agreement shall cease. Notwithstanding the foregoing, the agreements set forth in Sections 5.04(c) and 7.03 and Article VIII shall survive termination of this Agreement.

           SECTION 7.03  Expenses and Remedies.
           ------------------------------------

          (a) All Expenses (as defined below) incurred by Buyer or Seller or their respective affiliates shall be borne solely and entirely by the party or individual which has incurred the same.

          (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of legal counsel, accountants, investment bankers, experts and consultants to a party and its affiliates or stockholders) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, and all other matters related to the closing of the transactions contemplated by this Agreement.

          (c) Seller and Buyer each agree that with respect to any termination of this Agreement pursuant to Section 7.01(b) as a result of a material, intentional breach by a party of any of its representations, warranties, covenants, or agreements contained in this Agreement, all remedies available to the other party either in law or equity shall be preserved and survive the termination of this Agreement.

          (d) If all conditions to the obligations of a party at Closing contained in Article VI of this Agreement have been satisfied (or waived by the party entitled to waive such conditions), and the first party does not proceed with the Closing, all remedies available to the other party, either at law or in equity, on account of such failure to close, including the right to pursue a claim for damages on account of a breach of this Agreement, shall be preserved and shall survive any termination of this Agreement.

          SECTION 7.04  Amendment.  This Agreement may be amended by the
          ------------------------
parties by action taken by or on behalf of their respective boards of directors at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties.

          SECTION 7.05  Waiver.  At any time prior to the Closing, any party
          ---------------------
may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII
                           SURVIVAL; INDEMNIFICATION
                           -------------------------

          SECTION 8.01  Indemnification by Seller.  Seller shall indemnify and
          ----------------------------------------
defend Buyer and its officers, directors, employees, agents, stockholders or affiliates, from and against any and all losses, liabilities, claims, damages, Tax, costs and expenses (including reasonable attorneys' fees) (collectively, "Losses"), arising out of or based upon:

          (a) any misrepresentation in or breach of any representation or warranty of Seller set forth in this Agreement, the Seller Disclosure Schedule, or in certificates or other documents delivered or to be delivered at Closing; and

          (b) any nonfulfillment in any material respect of any covenant, agreement or other obligation of Seller set forth in this Agreement.

          SECTION 8.02  Indemnification by Buyer.  Buyer shall indemnify and
          ---------------------------------------
defend Seller and its officers, directors, employees, agents, stockholders or affiliates, from and against any and all Losses arising out of, based upon or relating to:

          (a) any misrepresentation in or breach of any representation or warranty of Buyer set forth in this Agreement, the Buyer Disclosure Schedule, or in certificates delivered or to be delivered at Closing; and

          (b) any nonfulfillment of any covenant, agreement or other obligation of Buyer set forth in this Agreement.

           SECTION 8.03  Third Party Claims.
           ---------------------------------

          (a) If any third party shall notify either party (the "Indemnified Party"), with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly (and in any event within 10 business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing; provided, however, that
                                                         --------  -------
no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement except to the extent the Indemnifying Party thereby is prejudiced.

          (b) The Indemnifying Party shall have the right to assume and control the defense of the Third Party Claim with counsel of its own choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party of such defense in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim; provided, however,
                                                             --------  -------
that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8.03(b), (i) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not to be unreasonably withheld).

          (d) In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 8.03(b), the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably deems appropriate (and the Indemnified Party need not consult with or obtain any consent from the Indemnifying Party in connection therewith).

          SECTION 8.04  Survival of Representations and Warranties.  The
          ---------------------------------------------------------
representations and warranties of each party contained in this Agreement shall survive the Closing Date for a period of eighteen months. Any claim for indemnity under Section 8.01(a) or 8.02(a) hereof shall be asserted in writing on or before the expiration of such period, except that any claim relating to
Section 2.10 (relating to taxes) may be asserted until the running of the applicable statute of limitations with respect to the taxable period to which the particular claim relates.

          SECTION 8.05  Indemnification Limitations.  Buyer may not assert any
          ------------------------------------------
claim for Losses under Section 8.01 hereof until the aggregate amount of such claims under this Agreement exceed 1% of the Purchase Price, and then Buyer's indemnified Persons may only assert claims for the excess of such aggregate claims over 1% of the Purchase Price. In no event shall the aggregate liability of Seller for all claims of Losses under Section 8.01 exceed 10% of the Purchase Price. All Losses recoverable by an Indemnified Party under Section 8.01 or
8.02 shall be net of tax benefits and insurance proceeds received by the Indemnified Party.

          SECTION 8.06  Exclusive Remedy.  Buyer and Seller hereby acknowledge
          -------------------------------
and agree that, from and after the Closing, their sole remedy with respect to any and all claims arising under this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, Buyer and Seller hereby waive, from and after the Closing, to the fullest extent permitted by law, any and all other rights, claims and causes of action it may have against the other party under this Agreement, except for rights, claims and courses of action provided for in this Article VIII.

          SECTION 8.07  Lost Profits and Special Damages.  Notwithstanding any
          -----------------------------------------------
other provisions of this Agreement to the contrary, neither Seller nor Buyer shall be required to indemnify or otherwise protect the other party for damage to reputation, lost business opportunities, lost profits, mental or emotional distress, incidental, special, exemplary, indirect or consequential damages, interference with business operations or diminution of the value of property.

                                   ARTICLE IX
                                  DEFINITIONS
                                  -----------

           SECTION 9.01  Defined Terms.
           ----------------------------

          (a) When each of the following terms is used in this Agreement it shall have the meaning stated below:

          "affiliate" with respect to any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

          "Buyer Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all such other changes or effects, is materially adverse to the condition (financial or otherwise), results of operations, business, properties, assets or liabilities of Buyer and its Subsidiaries, taken as a whole.

          "Change in Control" shall mean the occurrence of any of the following events as a result of a transaction or series of transactions:

               (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Buyer or the Company representing 30% or more of the combined voting power of the Buyer or the Company's then outstanding securities; provided, however, that the transfer of outstanding securities of the Buyer by a founding shareholder in connection with a transfer to a trust shall not be deemed a Change of Control for purposes of this Agreement; or

               (ii) individuals who at the date hereof constitute the board of directors of the Buyer cease to constitute a majority thereof, provided
                                                                    --------
     that such change is the direct or indirect result of a proxy fight and
     ----
     contested election for positions on the board.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all such other changes or effects, is materially adverse to the condition (financial or otherwise), results of operations, business, prospects, properties, assets or liabilities of the Company.

          "Contract" means any written contract, agreement, arrangement or understanding or any oral contract or agreement.

          "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

          "Governmental Entity" means any governmental or regulatory authority, domestic or foreign.

          "IRS" means the Internal Revenue Service.

          "knowledge" means the actual knowledge of an executive officer of the applicable party or any of its Subsidiaries, as such knowledge has been obtained in the normal conduct of the business, and including such knowledge as a reasonably prudent person in such business or ownership position would have obtained upon the exercise of reasonable diligence.

          "Law" means any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree.

          "NYSE" means the New York Stock Exchange, Inc.

          "Person" means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

          "Returns" means any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Subsidiary" (or its plural) as used in this Agreement with respect to the Company, Buyer or any other person means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company, Buyer or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "Tax" or "Taxes" means any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation,

               (i) income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, Medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes;

               (ii) customs duties, imposts, charges, levies or other similar assessments of any kind; and

               (iii) interest, penalties and additions to tax imposed with respect thereto.

          (b) When each of the following terms is used in this Agreement, it shall have the meaning stated in the Section indicated below:


     Term                           Location
Agreement                          Preamble
Annual Financials                  2.07(a)
Asserted Tax Liability             5.07(c)
Buyer                              Preamble
Buyer Disclosure Schedule          Article III Preamble
Buyer's 401(k) Plan                5.06(c)
Closing                            1.03
Closing Date                       1.03
Company                            Preamble
Company Permits                    2.06

     Term                           Location
Dedicated Employees                2.15(a)
Eligible Employees                 5.06(c)
ERISA Affiliates                   2.10(a)
Expenses                           7.03(b)
Indemnified Party                  8.03(a)
Indemnifying Party                 8.03(a)
Intellectual Property              2.14
Interim Financials                 2.07(a)
Losses                             8.01(a)
November Balance Sheet             2.07(a)
Plans                              2.12(a)
Real Property                      2.16
Reports                            5.08
Seller                             Preamble
Seller Disclosure Schedule         Article II Preamble
Shares                             1.01
SSP                                5.13
Stock Purchase                     Preamble
Tax Claim Notice                   5.07(c)
Third Party Claim                  8.03(a)
Transition Agreement               5.10(f)
Transition Period                  5.10(a)
Transitioning Employees            5.05(a)
Treasury Regulations               5.08
UHC 401(k) Plan                    5.06(b)

                                   ARTICLE X
                              GENERAL PROVISIONS
                              ------------------

              SECTION 10.01  Notices.  All notices and other communications
              -----------------------
given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, sent by reputable overnight express courier, charges prepaid, or, if mailed, three days after deposit with the United States Postal Service, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to Buyer:

               United Payors & United Providers
               2275 Research Boulevard
               Sixth Floor
               Rockville, MD 20850
               Telecopier No.: (301) 548-8828
               Attention: General Counsel

          (b)  If to Seller:
               The MetraHealth Employee Benefits Company, Inc.
               9900 Bren Road East
               Minnetonka, MN  55343
               Telecopier No.:  (612) 936-0044
               Attention:  General Counsel

          SECTION 10.02  Headings.  The headings contained in this Agreement
          ------------------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.03  Severability.  If any term or other provision of this
          ----------------------------
Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 10.04  Entire Agreement.  This Agreement (together with the
          --------------------------------
Exhibits, the Seller and Buyer Disclosure Schedules and the other documents delivered pursuant hereto or contemplated hereby), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Each party acknowledges that nothing in this Agreement or any other materials presented to such party in connection with the Stock Purchase constitutes legal or tax advice to such party. The parties have consulted such legal and tax advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with this Agreement.

           SECTION 10.05  Assignment.  This Agreement shall not be assigned by
           --------------------------
operation of law or otherwise without the prior written consent of the other party; provided, however, Buyer may assign to any Subsidiary or affiliate the right to purchase any portion of the Shares. Any such assignee shall have all of the rights and obligations of Buyer in this Agreement.

          SECTION 10.06  Parties in Interest.  Except as provided in Section
          -----------------------------------
10.05, this Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 10.07  Construction of Terms.  Whenever used in this
          -------------------------------------
Agreement, singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting of financial matters unless otherwise provided for herein, shall be computed in accordance with GAAP, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

              SECTION 10.08  No Strict Construction.  The language used in this
              --------------------------------------
Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

              SECTION 10.09  Governing Law.  This Agreement shall be governed
              -----------------------------
by, and construed in accordance with, the Laws of the State of Delaware regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

          SECTION 10.10  Counterparts.  This Agreement may be executed via
          ----------------------------
facsimile in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                 *          *          *          *          *

        IN WITNESS WHEREOF, Buyer and Seller have caused this Stock Purchase Agreement to be executed as of the date first written above by themselves in their individual capacity or by their respective officers duly authorized.

UNITED PAYORS & UNITED PROVIDERS


By
   -----------------------------------
Its
   -----------------------------------

THE METRAHEALTH EMPLOYEE BENEFITS COMPANY, INC.


By
   -----------------------------------
Its
  -----------------------------------

                THE METRAHEALTH EMPLOYEE BENEFITS COMPANY, INC.
                              DISCLOSURE SCHEDULES

Schedule    Description
--------    -----------

  2.01      Organization of Seller
  2.02      Organization and Qualification of the Company
  2.03      Capitalization
  2.04      Authorization
  2.05      No Conflict; Required Filings and Consents
  2.06      Permits; Compliance
  2.07      Financial Statements; Financial Matters
  2.08      Litigation
  2.09      Contracts
  2.10      Employee Benefit Plans
  2.11      Taxes
  2.12      Intellectual Property Rights
  2.13      Insurance
  2.14      Title to Properties and Assets
  2.15      Employees
  2.16      Brokers
  4.02      Negative Covenants of the Company
  5.10(d)   Transitional Matters

                                    EXHIBITS

Exhibit     Description
-------     -----------

  5.10      Affiliate Agreement
  5.12      Trademark Assignment
  5.14      Major Payor Customers